                                                                      EXHIBIT 21


                                  SUBSIDIARIES
                                  ------------

City Truck and Trailer Parts of Alabama, Inc., an Alabama Corporation

City Truck and Trailer Parts of Alabama, L.L.C., an Alabama Limited Liability Company

City Truck and Trailer Parts of Tennessee, Inc., a Tennessee Corporation

City Friction, Inc., an Alabama Corporation

Truck & Trailer Parts, Inc., a Georgia Corporation

Truckparts, Inc., a Connecticut Corporation

Associated Brake Supply, Inc., a California Corporation

Associated Truck Center, Inc., a California Corporation

Onyx Distribution, Inc., a California Corporation

Associated Truck Parts of Nevada, Inc., a Nevada Corporation

Freeway Truck Parts of Washington, Inc., a Washington Corporation

Tisco, Inc., a California Corporation

Tisco of Redding, Inc., a California Corporation

Active Gear, L.L.C., a Washington Limited Liability Company

Superior Truck & Auto Supply, Inc., a Massachusetts Corporation

QDSP Holdings, Inc., a Delaware corporation

Quality Distribution Service Partners, Inc., a Delaware corporation

Automotive Sales Company, Inc., a Delaware corporation

City Spring Works, Inc., a Delaware corporation

Fleetpride, Inc., a Delaware corporation

Holt, Incorporated a Delaware corporation

SLM Power Group, Inc., a Delaware corporation

Truck City Parts, Inc., a Delaware corporation

Universal Joint Sales Company, Inc., a Delaware corporation

Wheatley Truck Parts, Inc., a Delaware corporation

CB Acquisition Sub, Inc., a Delaware corporation

New England Truck & Auto Service, Inc., a Massachusetts corporation

TBS, Incorporation, an Arizona corporation

Four-T Sales & Service, Inc., a Nebraska corporation

Stats Remanufacturing Center, Inc., a Nebraska corporation

Power Export Distributing Company, a Texas corporation

Power Equipment International, Inc., a Texas corporation

Parts Management Company, a Texas corporation

Parts Holding Company, a Nevada corporation

Specialized Sales & Service, Inc., and Oregon corporation

Parts Distributing Company, Ltd., a Texas Limited partnership

Wheels and Brakes, Inc., a Georgia corporation

Specrite Brake Company, a Georgia corporation.

Parts Distribution Company (U.K.) Limited, a United Kingdom corporation

Power Equipment de Mexico, S.A. de C.V., a Mexico corporation

Avon Exports Limited, a United Kingdom corporation